                                                                   EXHIBIT 10.16


                               SECURITY AGREEMENT

                  THIS SECURITY AGREEMENT (this "Agreement"), dated as of January 13, 2000 is made by and among Storage Technology Corporation, a Delaware corporation (the "Company"), and Bank of America, N.A., as Collateral Agent for itself and the other Secured Parties referred to below (in such capacity, the "Collateral Agent").

                                    RECITALS

                  WHEREAS, the Company, as borrower, certain lending institutions, as lenders, and Bank of America, N.A., as administrative agent (in such capacity, "Bank Agent No. 1") are parties to a Credit Agreement dated as of January 13, 2000 (as amended, restated, modified, renewed or extended from time to time, the "364-Day Credit Agreement");

                  WHEREAS, the Company, as borrower, certain lending institutions, as lenders, and Bank of America, N.A., as administrative agent (in such capacity, "Bank Agent No. 2") are parties to an Amended and Restated Credit Agreement dated as of January 13, 2000 (as amended, restated, modified, renewed or extended from time to time, the "$350MM Credit Agreement");

                  WHEREAS, it is a condition precedent to the closing of each of the 364-Day Credit Agreement and the $350MM Credit Agreement that the Company enter into this Agreement and grant to the Collateral Agent, for itself and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the obligations of the Company described below.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1 Definitions; Interpretation.

                  (a) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "364-Day Secured Obligations" means all indebtedness, liabilities and other obligations of the Company to the Secured Parties created under, or arising out of or in connection with, the 364-Day Credit Agreement, the Notes (as defined in the 364-Day Credit Agreement) or any of the other Loan Documents (as defined in the 364-Day Credit Agreement), including all unpaid principal of the Loans (as defined in the 364-Day Credit Agreement), all interest accrued thereon, all fees due under the 364-Day Credit Agreement and all other amounts payable by the Company to any Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

                  "$350MM Secured Obligations" means all indebtedness, liabilities and other obligations of the Company to the Secured Parties created under, or arising out of or in connection with, the $350MM Credit Agreement, the Notes (as defined in the $350MM Credit Agreement) or any of the other Loan Documents (as defined in the $350MM Credit Agreement), including all unpaid principal of the Loans (as defined in the $350MM Credit Agreement), all interest accrued thereon, all fees due under the $350MM Credit Agreement and all other amounts payable by the Company to any Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

                  "Accounts" means any and all accounts as such term is defined in Section 9106 of the UCC, and includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to the Company by any Domestic Account Obligor arising out of or in connection with the sale or lease of merchandise, goods, commodities or equipment or the rendering of services or arising from any other transaction, however evidenced, and all other forms of obligations owing to the Company by any Domestic Account Obligor, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising; provided that "Accounts" shall not include Chattel Paper, intercompany obligations and purchased accounts subject to the Multicurrency Note Purchase Facility.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Aggregate Credit" means, at any time, (a) the aggregate principal amount of the Loans (as defined in the 364-Day Credit Agreement) outstanding under the 364-Day Credit Agreement at such time plus the aggregate principal amount of the Loans (as defined in the $350MM Credit Agreement) outstanding under the $350MM Credit Agreement at such time, or (b) if no such Loans are outstanding at such time under either the 364-Day Credit Agreement or the $350MM Credit Agreement, the aggregate amount of the Commitments (as defined in the 364-Day Credit Agreement) in effect under the 364-Day Credit Agreement at such time plus the aggregate amount of the Commitments (as defined in the $350MM Credit Agreement) in effect under the $350MM Credit Agreement at such time.

                  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Banks" means the "Banks" from time to time party to the 364-Day Credit Agreement and the "Banks" from time to time party to the $350MM Credit Agreement.

                  "BofA" means Bank of America, N.A., a national banking association.

                  "Books" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Company in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing the Company's assets, business operations or financial condition;

(iii) computer programs and software; (iv) computer discs, tapes, files, manuals and spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Company and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of the Company's books or records or with credit reporting, including with regard to the Company's Accounts; provided that "Books" shall not include any books, records, or software sold by the Company to BofA or any of its Affiliates pursuant to the Multicurrency Note Purchase Facility.

                  "Chattel Paper" means all writings of whatever sort which evidence a monetary obligation of a Domestic Obligor and a security interest in or lease of specific goods, whether now existing or hereafter arising; provided, however, that "Chattel Paper" shall not include any interests of the Company in purchased accounts subject to the Multicurrency Note Purchase Facility.

                  "Collateral" has the meaning set forth in Section 2.

                  "Credit Agreements" means the 364-Day Credit Agreement and the $350MM Credit Agreement.

                  "Directing Banks" means, at any time, Banks holding more than 50% of the Aggregate Credit at such time.

                  "Documents" means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents (other than Chattel Paper) of the Company purporting to cover Inventory, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover Inventory in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to the Company for the purpose of ultimate sale or exchange of Inventory or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with Inventory in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

                  "Domestic Obligor" means any Person obligated on an Account or other Right to Payment who is a resident of or otherwise located in the United States.

                  "Event of Default" means any "Event of Default" under and as defined in the 364-Day Credit Agreement, the $350MM Credit Agreement or any other Loan Document

                  "Financing Statements" has the meaning set forth in Section 3.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Instruments" means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money by a Domestic Obligor, in each case whether now existing or hereafter acquired and which does not constitute Chattel Paper; provided, however that "Instruments" shall not include any interests of the Company in its Subsidiaries.

                  "Inventory" means any and all of the Company's inventory in the United States in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes (i) all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of services, (ii) spare parts held for use in meeting the service obligations of the Company, whether or not physically segregated from parts and components used in the manufacture of finished goods inventory or identified as such, (iii) raw materials and work in process therefor, finished goods thereof, materials used or consumed in the manufacture of production thereof, (iv) goods in which the Company has an interest in mass or a joint or reversionary or other interest or right of any kind (including goods in which the Company has an interest as a secured party, lessor or consignee), (v) all goods that are repossessed, returned, rejected, reclaimed or replevied by or to the Company, (vi) all parts, supplies, components and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods, (vii) all accessions thereto and products thereof, and (viii) any Document representing or relating to any of the foregoing at any time.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "Loan Documents" means the Loan Documents (as defined in the 364-Day Credit Agreement) and the Loan Documents (as defined in the $350MM Credit Agreement).

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company of any Loan Document or (ii) the perfection or priority of any Lien on any material portion of the Collateral granted under any of the Collateral Documents.

                  "Multicurrency Note Purchase Facility" means the facility pursuant to the Second Amended and Restated Contingent Multicurrency Note Purchase Commitment Agreement dated as of January 15, 1998 (as amended, restated, modified or supplemented from time to time) between the Company and BofA, whereby BofA has agreed to purchase certain notes of the Company subject, in certain cases, to collateralization in cash and other investments or any similar facility designed to accomplish the same objectives.

                  "Permitted Lien" means a Lien which is a "Permitted Lien" under both the 364-Day Credit Agreement and the $350MM Credit Agreement.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

                  "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined at UCC Section 9306, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Company from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds; provided that "Proceeds" shall not include any purchased accounts subject to the Multicurrency Note Purchase Facility.

                  "Proceeds Account" has the meaning specified in subsection 10(c) hereof.

                  "Rights to Payment" means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, Instruments and Proceeds.

                  "Secured Obligations" means the 364-Day Secured Obligations and the $350MM Secured Obligations, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

                  "Secured Parties" means the Collateral Agent, the Banks, the Lead Arranger (as defined in the 364-Day Credit Agreement), the Lead Arranger (as defined in the $350MM Credit Agreement), Bank Agent No. 1, Bank Agent No. 2, and each of their respective successors, transferees and assigns.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture, trust or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  (b) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

                  (c) Interpretation. (i) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (ii) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (iii) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (iv) The term "including" is not limiting and means "including without limitation."

                  (v) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (vi) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

                  (vii) Unless otherwise expressly provided herein, (A) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (B) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (viii) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (ix) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Collateral Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                  (x) This Agreement is the result of negotiations among the Collateral Agent, the Company and the other parties, have been reviewed by counsel to the Collateral Agent, the Company and such other parties, and are the product of all parties. Accordingly, they shall not be construed against the Banks or the Collateral Agent merely because of the Collateral Agent's or Banks' involvement in their preparation.

                  SECTION 2 Security Interest.

                  (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Company hereby pledges, assigns, transfers, hypothecates and sets over to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, and hereby grants to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the Company's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (including, without limitation, any accounts subject to the Multicurrency Note Purchase Facility which may hereafter become Collateral pursuant to the operation of the Loan Documents): (i) all Accounts; (ii) all Chattel Paper; (iii) all Documents; (iv) all Instruments; (v) all Inventory;
(vi) all Books; and (vii) all products and Proceeds of any and all of the foregoing (collectively, the "Collateral").

                  (b) Company Remains Liable. Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

                  (c) Continuing Security Interest. The Company agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 22.

                  SECTION 3 Perfection Procedures.

                  (a) Financing Statements. The Company shall execute and deliver to the Collateral Agent concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, assignments, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to the Collateral Agent (the "Financing Statements"), and take all other action, as the Collateral Agent may request, to perfect and continue perfected, maintain the priority of or provide notice of the Collateral Agent's security interest in the Collateral and to accomplish the purposes of this Agreement.

                  (b) Certain Agents. Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Collateral Agent. At any time and from time to time, the Collateral Agent may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Collateral Agent.

                  (c) Documents, Etc. The Company shall deliver to the Collateral Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3; provided, however, that unless an Event of Default shall have occurred and be continuing, the Company shall not be required to deliver any Document, Chattel Paper, promissory note, trade acceptance or other instrument. Upon the request of the Collateral Agent, the Company shall mark all Documents, Instruments and Chattel Paper with such legends as the Collateral Agent shall reasonably specify.

                  SECTION 4 Representations and Warranties. In addition to the representations and warranties of the Company set forth in the Credit Agreements, which are incorporated herein by this reference, the Company represents and warrants to the Collateral Agent and each other Secured Party that:

                  (a) Location of Chief Executive Office and Collateral. The Company's chief executive office and principal place of business is located at the address set forth in Schedule 1.

                  (b) Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for the Company, are set forth in Schedule 1.

                  (c) Trade Names and Trade Styles. All trade names and trade styles under which the Company presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, the Company has not, at any time in the past two years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person with a purchase price in excess of $25 million.

                  (d) Ownership of Collateral. The Company is, and will continue to be, the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Liens created by or pursuant to the Loan Documents and Permitted Liens.

                  (e) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which the Company now has rights and will create a security interest which is enforceable against the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights; and
(ii) upon the filing of Uniform Commercial Code financing statements in the appropriate filing offices in each jurisdiction identified in Schedule 1 where Collateral is located and except for Permitted Liens, the Collateral Agent has a perfected and first priority security interest in the Collateral in which the Company now has rights, and will have a perfected and first priority security interest in the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights, in each case securing the payment and performance of the Secured Obligations.

                  (f) Other Financing Statements. Other than (i) Financing Statements disclosed to the Collateral Agent prior to the date hereof and (ii) Financing Statements in favor of the Collateral Agent on behalf of itself and the other Secured Parties, no effective Financing Statement naming the Company as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

                  (g) Rights to Payment.

                  (i) The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind or character, in each case material to the Company and except to the extent reflected by the Company's reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m), or as otherwise disclosed to the Collateral Agent and the Banks in writing;

                  (ii) to the best of the Company's knowledge and belief (but without independent investigation), all account debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due (except for Rights to Payment of account obligors for which the Company has taken adequate reserves in accordance with GAAP);

                  (iii) all Rights to Payment comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal or state consumer credit laws if and when taken as a whole noncompliance therewith could reasonably result in a Material Adverse Effect;

                  (iv) the Company has not assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in or permitted by the other Loan Documents;

                  (v) all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment are in all material respects true and correct and what they purport to be; and

                  (vi) the Company has no knowledge of any fact or circumstance which would impair in any material respect the validity or collectibility of any material part of the Rights to Payment.

                  (h) Inventory. Other than spare parts Inventory located at customer sites and Inventory in the possession of a subcontractor of the Company, as of the date hereof, no Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to the Company, nor has any Inventory been consigned to the Company or consigned by the Company to any Person or is held by the Company for any Person under any "bill and hold" or other arrangement except as permitted by Section 5(n) and, in each case, except as set forth in Schedule 1.

                  (i) Instruments. All Instruments held by the Company are set forth in Schedule 1.

                  SECTION 5 Covenants. In addition to the covenants of the Company set forth in the Credit Agreements, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied or any Bank shall have any commitment to lend money or otherwise extend credit to the Company under the Loan Documents, the Company agrees that:

                  (a) Defense of Collateral. The Company will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Collateral Agent's right or interest in, the Collateral consistent with customary and prudent business practices.

                  (b) Preservation of Collateral. The Company will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the value of the Collateral.

                  (c) Compliance with Laws, Etc. The Company will comply with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral if the noncompliance therewith could reasonably result in a Material Adverse Effect.

                  (d) Location of Books and Chief Executive Office. The
Company will: (i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (ii) give at least 30 days' prior written notice to the Collateral Agent of (A) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for the Company or (B) any change in the location of the Company's chief executive office or principal place of business.

                  (e) Location of Collateral. If any Inventory of the Company shall be relocated to, or otherwise be located in, a state of the United States in which a financing statement has not already been filed with respect to such Inventory, and the aggregate value of such Inventory equals or exceeds $5,000,000 (as determined by the Company using net book values as determined in accordance with GAAP), the Company shall give the Collateral Agent prompt notice thereof (and in any event not later than one Business Day after becoming aware thereof).

                  (f) Change in Name, Identity or Structure. The Company will give at least 30 days' prior written notice to the Collateral Agent of (i) any change in its name, (ii) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1, and (iii) any changes in its identity or structure in any manner which might make any Financing Statement filed hereunder incorrect or misleading.

                  (g) Maintenance of Records . The Company will keep separate, accurate and complete Books with respect to the Collateral.

                  (h) Invoicing of Sales. The Company will invoice all of its sales upon forms customary in the industry and maintain proof of delivery and customer acceptance of goods.

                  (i) Disposition of Collateral. The Company will not surrender or lose possession of (other than to the Collateral Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Credit Agreements.

                  (j) Liens. The Company will keep the Collateral free of all Liens except Permitted Liens and Liens arising under the Loan Documents.

                  (k) Expenses. The Company will pay all validly assessed or incurred expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

                  (l) Leased Premises. At the Collateral Agent's request, the Company will use its best efforts to obtain from each Person from whom the Company leases any premises at which any Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Collateral Agent may require, in form and substance satisfactory to the Collateral Agent.

                  (m) Rights to Payment. The Company will:

                  (i) if requested by the Collateral Agent (but not more frequently than annually or, if there exists an Event of Default and the Directing Banks so require, then with such frequency as the Directing Banks may require), furnish to the Collateral Agent full and complete reports, in form and substance satisfactory to the Collateral Agent, with respect to the Accounts, including information as to concentration, aging, identity of account debtors, letters of credit securing Accounts, disputed Accounts and other matters, as the Collateral Agent shall request;

                  (ii) give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices utilized by the Company, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, and take all such action to such end as may from time to time be reasonably requested by the Collateral Agent, except that the Company may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment, in the ordinary course of business, according to normal trade practices utilized by the Company;

                  (iii) except to the extent arising in the ordinary course of business, if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of the Company, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment, disclose such fact fully to the Collateral Agent in the Books relating to such Account or other Right to Payment and in connection with any invoice or report furnished by the Company to the Collateral Agent relating to such Account or other Right to Payment;

                  (iv) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

                  (v) upon the request of the Collateral Agent during the continuance of any Event of Default, (A) notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (B) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Collateral Agent or to such other Person or location as the Collateral Agent shall specify; and

                  (vi) during the continuance of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Directing Banks acting through the Collateral Agent shall require.

                  (n) Inventory. The Company will:

                  (i) if requested by the Collateral Agent (but not more frequently than annually or, if there exists an Event of Default and the Directing Banks so require, then at such times as the Directing Banks shall request), prepare and deliver to the Collateral Agent a report of all Inventory, in form and substance satisfactory to the Collateral Agent;

                  (ii) (A) other than with respect to any Inventory in the possession of a subcontractor of the Company, not store any material portion of Inventory with a bailee, warehouseman or similar Person or on premises leased to the Company without prior notice to the Collateral Agent and (B), except with respect to demonstration models, Inventory transferred as upgrades to existing customers and Inventory shipped to customers awaiting customer acceptance, in each instance in the ordinary course of the Company's business, not dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis without in each case giving the Collateral Agent prior written notice thereof.

                  (o) Notices, Reports and Information. The Company will (i) notify the Collateral Agent of any material claim made or asserted against the Collateral by any Person and of any change in the basic nature of the Collateral or other event which could materially adversely affect the value of the Collateral or the Collateral Agent's Lien thereon (other than commodity fluctuations affecting the Company's industry generally); (ii) furnish to the Collateral Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Collateral Agent (acting on behalf of the Directing Banks) may reasonably request, all in reasonable detail; and (iii) upon request of the Collateral Agent make such demands and requests for information and reports as the Company is entitled to make in respect of the Collateral.

                  (p) Insurance. (i) The Company shall carry and maintain in full force and effect, at the expense of the Company and with financially sound and reputable insurance companies, insurance with respect to the Inventory in such amounts, with such deductibles and covering such risks as is customarily carried by Persons engaged in the same or similar business. Upon the request of the Collateral Agent or the Directing Banks, and in any event not less often than annually, the Company shall furnish the Collateral Agent with full information as to such insurance carried by it and, if so requested, copies of all such insurance policies. All insurance policies required under this subsection (r) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice to the Company and the Collateral Agent (or 10 days' prior written notice if the Collateral Agent consents to such shorter notice). Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Collateral Agent to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection
(r) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Company.

                  (ii) If Inventory with a value exceeding $25,000,000 of the Company shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, the Company shall give prompt notice thereof to the Collateral Agent. No settlement on account of any loss on any such Collateral covered by insurance shall be made for less than insured value without the consent of the Directing Banks. Any payment exceeding $25,000,000 (but not in excess of Secured Obligations) at any time made to the Company by any insurer with respect to a casualty relating to all or any part of the Collateral shall be paid to the Collateral Agent. If the Company shall receive any insurance proceeds which are to be paid to the Collateral Agent pursuant to the previous sentence, the Company shall hold such proceeds in trust for the Collateral Agent, shall segregate such proceeds from other funds of the Company, and shall immediately forward such proceeds in the form received to the Collateral Agent (appropriately indorsed by the Company to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent). All such insurance proceeds may be retained by the Collateral Agent as part of

Collateral hereunder and held in the Proceeds Account, applied by the Collateral Agent toward payment of all or part of the Secured Obligations in such order as is provided herein, or released to the Company upon its request with the consent of the Directing Banks.

                  (q) Ownership by Subsidiaries. The Company will not permit the aggregate value of all assets of its Subsidiaries that, if owned directly by the Company, would constitute Collateral hereunder to exceed $5,000,000 at any time.

                  SECTION 6 Collection of Rights to Payment. Until the Collateral Agent exercises its rights hereunder to collect Rights to Payment, the Company shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Collateral Agent, during the continuance of any Event of Default, all remittances received by the Company shall be held in trust for the Collateral Agent and, in accordance with the Collateral Agent's instructions (acting on behalf of the Directing Banks), remitted to the Collateral Agent or deposited to an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

                  SECTION 7 Authorization; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent shall have the right to, in the name of the Company, or in the name of the Collateral Agent or otherwise, without notice to or assent by the Company, and the Company hereby constitutes and appoints the Collateral Agent (and any of the Collateral Agent's officers or employees or Collateral Agents designated by the Collateral Agent) as the Company's true and lawful attorney-in-fact, with full power and authority to:

                  (i) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Collateral Agent's security interest in the Collateral;

                  (ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

                  (iii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

                  (iv) notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to the Company to such address as the Collateral Agent may designate (provided that, if the U.S. Postal Service or such other postal authorities agree to do so, and it is not impractical to do so, only such mail as relates to the Collateral shall be sent to such address as the Collateral Agent shall designate, and provided further that the Collateral Agent agrees it will promptly deliver over to the Company any mail that does not relate to the Collateral); and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

                  (v) receive, open and dispose of all mail addressed to the Company that purports to be from a Domestic Obligor (provided that the Collateral Agent agrees it will promptly deliver over to the Company any mail that does not relate to the Collateral);

                  (vi) send requests for verification of Rights to Payment to the customers or other obligors of the Company;

                  (vii) contact, or direct the Company to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Collateral Agent;

                  (viii) assert, adjust, sue for, compromise or release any claims under any policies of insurance in respect of Collateral;

                  (ix) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Collateral Agent;

                  (x) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Collateral Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Collateral Agent with respect to the Collateral;

                  (xi) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

                  (xii) execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument which the Collateral Agent may deem necessary of advisable to realize upon the Collateral; and

                  (xiii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Company, which the Collateral Agent may deem necessary or advisable to (A) realize upon the Collateral, and (B) maintain, protect and preserve the Collateral and the Collateral Agent's security interest therein and to accomplish the purposes of this Agreement.

The Collateral Agent agrees that, except during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Collateral Agent, pursuant to clauses (ii) through (xii) and (xii)(A). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Banks have any commitments to lend money or otherwise extend credit to the Company or the Secured Obligations have not been paid and performed in full. The Company hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

                  SECTION 8 Collateral Agent Performance of Company Obligations. The Collateral Agent may perform or pay any obligation which the Company has agreed to perform or pay under or in connection with this Agreement, and the Company shall reimburse the Collateral Agent on demand for any amounts paid by the Collateral Agent pursuant to this Section 8.

                  SECTION 9 Collateral Agent's Duties. Notwithstanding any provision contained in this Agreement, the Collateral Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Company or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Collateral Agent's possession and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

                  SECTION 10 Remedies.

                  (a) Remedies. During the continuance of any Event of Default, the Collateral Agent shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Company agrees that:

                  (i) The Collateral Agent may peaceably and without notice enter any premises of the Company, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of the Company or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Collateral Agent may determine.

                  (ii) The Collateral Agent may require the Company to assemble all or any part of the Collateral and make it available to the Collateral Agent, at any place and time designated by the Collateral Agent.

                  (iii) The Collateral Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

                  (iv) The Collateral Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Company's assets, without charge or liability to the Collateral Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Collateral Agent deems advisable; provided, however, that the Company shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Company hereby releases, to the extent permitted by law. The Company hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Company set forth in Section 12, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Collateral Agent may provide the Company shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

                  (b) License. For the purpose of enabling the Collateral
Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement and the other Loan Documents, the Company hereby grants to the Collateral Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Company) to use, license or sublicense any patents, copyrights, trademarks, trade styles, trade names and all intellectual property, to enable the Collateral Agent (among other things) to transfer any of the tangible assets of the Company that are included in the Collateral.

                  (c) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under any letters of credit outstanding under the $350MM Credit Agreement) at such time as there may exist an Event of Default, the Collateral Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the "Proceeds Account") created and maintained by the Collateral Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Collateral Agent may elect to apply such proceeds to the Secured Obligations, and the Company agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Collateral Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. The Company agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Company shall not have any right of withdrawal with respect to such funds. Accordingly, the Company irrevocably waives until the termination of this Agreement in accordance with Section 22 the right to make any withdrawal from the Proceeds Account and the right to instruct the Collateral Agent to honor drafts against the Proceeds Account.

                  (d) Application of Proceeds. Subject to subsection (c), cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 or Section 14) in whole or in part by the Collateral Agent for the benefit of the Secured Parties (as their interests may appear) against all or any part of the Secured Obligations in the following order: (i) first, to any fees due in respect of the 364-Day Secured Obligations and any fees due in respect of the $350MM Secured Obligations, on a pro rata basis; (ii) next, to any interest due in respect of the 364-Day Secured Obligations and any interest due in respect of the $350MM Secured Obligations, on a pro rata basis; (iii) next, to any principal due in respect of the 364-Day Secured Obligations and any principal due in respect of the $350MM Secured Obligations, on a pro rata basis; and (iv) last, to any other 364-Day Secured Obligations and any other $350MM Secured Obligations, on a pro rata basis. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Company or otherwise disposed of in accordance with the UCC or other applicable law. The Company shall remain liable to the Collateral Agent and other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

                  SECTION 11 Certain Waivers. The Company waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Collateral Agent or the Banks (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Collateral Agent's or any of the Banks' power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and
(iii) all claims, damages, and demands against the Collateral Agent or any Bank arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

                  SECTION 12 Notices. (a) All notices and other communications hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be promptly confirmed by a telephone call to the recipient at the number specified for such recipient in the 364-Day Credit Agreement or the $350MM Credit Agreement, as the case may be, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices in the 364-Day Credit Agreement or the $350MM Credit Agreement, as the case may be; or, as directed to the Company or the Collateral Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Collateral Agent. All notices to the Company shall be sent to Storage Technology Corporation, One StorageTek Drive, Louisville, CO 80028-4302, Attention: Assistant Treasurer, Telecopy No.: (303) 673-2837. All notices to the Collateral Agent shall be sent to Bank of America, N.A., High Technology-SF #3697, Credit Products, Mail Code:
CA5-705-41-01, 555 California Street, 41st Floor, San Francisco, CA 94104,
Attention: Kevin McMahon, Telecopy No.: (415) 622-2385.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mails, or if hand-delivered, upon delivery; except that notices the Collateral Agent shall not be effective until actually received by the Collateral Agent.

                  SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent or any Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent or any Bank.

                  SECTION 14 Costs and Expenses; Indemnification; Other
Charges.

                  (a) Costs and Expenses. The Company agrees to pay or reimburse on demand:

                  (i) the reasonable out-of-pocket costs and expenses of the Collateral Agent (including reasonable Attorney Costs and search, recording and filing fees and expenses, provided, that the Collateral Agent shall deliver reasonably detailed statements for such fees and expenses), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral;

                  (ii) upon the occurrence of an Event of Default, all title, appraisal (including the allocated costs of internal appraisal services, provided, that the Collateral Agent shall deliver reasonably detailed statements for such fees and expenses), survey, audit, consulting and similar fees, costs and expenses incurred or sustained by the Collateral Agent in connection with this Agreement or the Collateral; and

                  (iii) all costs and expenses of the Collateral Agent, the other Secured Parties (including reasonable Attorney Costs and search, recording and filing fees and expenses, provided, that the Collateral Agent shall deliver reasonably detailed statements for such fees and expenses), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs and expenses sustained by the Collateral Agent or any Bank as a result of any failure by the Company to perform or observe its obligations contained herein.

                  (b) Indemnification. The Company hereby agrees to indemnify the Collateral Agent and each Bank, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable Attorney Costs, provided that the Collateral Agent shall deliver reasonably detailed statements for such fees and expenses), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"); provided that the Company shall not be liable to any Indemnified Person with respect to Indemnified Liabilities arising from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  (c) Other Charges. The Company agrees to indemnify the Collateral Agent and each of the Banks against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

                  (d) Interest. During the existence of any Event of Default, any amounts payable to the Collateral Agent or any Bank under this Section 14 or otherwise under this Agreement if not paid within two Business Days of demand shall bear interest from the date of such demand until paid in full, at the rate of interest per annum equal to the rate of interest publicly announced from time to time by BofA as its "prime rate" plus 2%.

                  SECTION 15 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company, the Collateral Agent, each Bank and each Indemnified Person and their respective successors and assigns.

                  SECTION 16 Governing Law. THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA.

                  SECTION 17 Entire Agreement; Amendment. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks, the Collateral Agent and the other Secured Parties, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

                  SECTION 18 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

                  SECTION 19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  SECTION 20 Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreements contain provisions of general applicability to the Loan Documents, such provisions are incorporated herein by this reference.

                  SECTION 21 No Inconsistent Requirements. The Company acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

                  SECTION 22 Termination. Upon the termination of the commitments of the Banks to lend money or otherwise extend credit to the Company under the Loan Documents and payment and performance in full of all Secured Obligations, this Agreement shall terminate and the Collateral Agent shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company to the Collateral Agent hereunder; provided, however, that the obligations of the Company under
Section 14 shall survive such termination.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                   THE COMPANY

                                   STORAGE TECHNOLOGY CORPORATION


                                   By:
                                        -------------------------------------
                                   Title:


                                   THE COLLATERAL AGENT

                                   BANK OF AMERICA, N.A., as Collateral Agent


                                   By:
                                        -------------------------------------
                                   Title: